UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 12, 2016

BREKFORD CORPORATION (Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 12, 2016 (the “Closing Date”), Brekford Corporation (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Fundamental Funding LLC (the “Lender”).  The Loan Agreement provides for a multi-draw loan to the Company for (i) the Company’s accounts receivable, the lesser of (y) $2,500,000 or (z) 85% of the Company’s eligible accounts and (ii) the Company’s inventory advances, the lesser of (y) $500,000 or (z) 50% of the eligible inventory (the “Revolving Loans”). The maximum amount available to the Company under the Loan Agreement for the Revolving Loans shall be up to $3,500,000 (the “Credit Limit”). In addition, the Lender agreed to provide the Company with an accommodation loan in an amount not to exceed $500,000, which shall be repaid in thirty-six (36) equal monthly installments of principal and interest (the “Accommodation Loan” and together with the Revolving Loans, the “Loans”).

On the Closing Date, the Lender advanced the Company an amount equal to $533,670.  The amounts advanced under the Loan Agreement are due and payable on the three (3) year anniversary of the Closing Date (the “Maturity Date”), and thereafter, the Maturity Date shall automatically be extended for successive periods of one year unless the Company shall give lender written notice of termination not less than ninety (90) days prior to the end of such term or renewal term, as applicable. Lender may terminate the Loan Agreement at any time in its sole discretion by giving the Company ninety (90) days prior written notice, provided that upon an Event of Default (as defined in the Loan Agreement), Lender may terminate the Loan Agreement without notice to the Company, effective immediately. Upon termination by the Lender, the Company shall be required to pay certain termination fees based on a percentage of the Credit Limit as set forth in the Loan Agreement.

The outstanding principal balance under the Note for the Revolving Loans shall bear interest at a rate per annum equal to the “prime rate” published from time to time in the Wall Street Journal (the “Prime Rate”), plus 1.75% per annum, accruing daily and payable monthly. The outstanding principal balance under the Accommodation Loan shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time, plus 12.75% per annum, accruing daily and payable monthly.    Notwithstanding any other provision in the Loan Agreement, interest on Loans shall be calculated on the higher of: (i) the actual average monthly balance of all Loans from the prior month, or (ii) $1,350,000.00. In addition the Company will be subject to certain monthly or annual fees on the Loans as set forth in the Loan Agreement.

The remaining portion of Credit Limit may be advanced to the Company upon written notice provided to the Lender during the period beginning from the Closing Date through the Maturity Date provided no default has occurred under the Loan Agreement. The Company may prepay any portion of the Accommodation Loan, in whole or in part, to Lender on or prior to the Maturity Date.

Initial borrowings under the Loan Agreement were subject to, among other things, the substantially concurrent repayment by the Company of all amounts due and owing under the Company’s credit facility, dated May 24, 2014, with Rosenthal & Rosenthal, Inc. and the satisfaction and termination of such borrowing and all liens thereunder (collectively, the “Rosenthal Loan”).  All amounts owed under the Rosenthal Loan, which was approximately an aggregate of $2,253,617, was satisfied and terminated by the Company on the Closing Date.

In addition, on the Closing Date, the Company entered into a subordination agreement with each of Chandra Brechin and Scott Rutherford, the Company’s chief executive officer and chief strategy officer, respectively, as well as with Gemini Master Fund Ltd. pursuant to which each of the parties agreed to subordinate all present and future indebtedness held by each of them to the obligations of the Lender.

On the Closing Date, as part of the Loan Agreement and to secure the payment and performance of all of the obligations owed to Lender under the Loan Agreement when due, the Company granted to Lender a security interest in all right, title and interest to all assets of the Borrower, whether now owned or hereafter arising or acquired and wherever located.

The Loan Agreement contains customary affirmative and negative covenants for loan agreements of its type, including but not limited to, limiting the Company’s ability to pay dividends or make any distributions, incur additional indebtedness, grant additional liens, engage in any other lime of business, make investments, merge, consolidate or sell all or substantially all of its assets and enter into transactions with related parties.  The Loan Agreement also contains certain financial covenants, including, but not limited to, a debt service coverage ratio.

The Loan Agreement includes customary events of default, including but not limited to, failure to pay principal, interest or fees when due, failure to comply with covenants, default under certain other indebtedness, certain insolvency or bankruptcy events, the occurrence of certain material judgments the institution of any proceeding by a government agency or a change of control of the Company.

All borrowings under the Loan Agreement are due upon a default under the terms of the Loan Agreement. The Company’s obligations under the Loan Agreement are guaranteed by Chandra Brechin, the Company’s chief executive officer pursuant to the terms of a surety agreement.

A FINRA-registered broker-dealer acted as a placement agent in connection with the transactions described above.  The Company paid the placement agent a cash fee in the amount of $45,000.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
99.1	Loan and Security Agreement, dated July 12, 2016 by and between Brekford Corporation and Fundamental Funding LLC
99.2	Form of Agreement of Subordination and Assignment entered into with the subordinated creditors
99.3	Surety Agreement, dated July 12, 2016 by and between Fundamental Funding LLC and C.B. Brechin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: July 19, 2016	By:	/s/ Rodney Hillman
	Name:	Rodney Hillman
	Title:	President and Chief Operating Officer